UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025 (December 4, 2025)

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 4, 2025, the Board of Directors (the “Board”) of ATI Inc. (the “Company” or “ATI”) appointed J. Robert Foster to serve as the Company’s Senior Vice President, Finance and Chief Financial Officer, effective as of January 1, 2026, succeeding Donald P. Newman, the Company’s current Executive Vice President, Finance and Chief Financial Officer. Mr. Newman will remain in his current role through December 31, 2025 and will serve as Strategic Advisor to the CEO beginning January 1, 2026. As previously announced, Mr. Newman will retire on March 1, 2026 and serve in an advisory capacity for a period of time thereafter.

Mr. Foster, age 45, has been Vice President, ATI Financial and Operating Strategies since July 2025, after serving as President of the Company’s Specialty Alloys & Components business unit from August 2023 to July 2025. He was Vice President, Finance overseeing the finance function for both of the Company’s segments from December 2019 to August 2023, following a series of other leadership roles at ATI from 2012 to 2019. Mr. Foster previously held senior finance roles at API Technologies Corp. and Spectrum Control Inc. and worked at Ernst & Young.

In his role as Senior Vice President, Finance and Chief Financial Officer, Mr. Foster’s base annual salary will be $625,000, and he will have a 2026 target award opportunity under the Company’s Annual Incentive Plan equal to 80% of his base salary. Additionally, he will be entitled to participate in the Company’s Long-Term Incentive Plan, with a 2026 grant-date fair market value equal to 200% of his base salary, comprised 70% of performance-vested restricted stock units and 30% of time-vested restricted stock units, consistent with the Company’s current executive compensation programs, and will continue to be eligible to participate in the Company’s other benefit programs.

The Company issued a press release on December 8, 2025 regarding these matters. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K.

Additionally, on December 5, 2025, Tina K. Busch resigned as the Company’s Chief Human Resources Officer. The Company will conduct a search for her successor.

(e) To assist in the transition of her role, Ms. Busch will provide certain consulting services to the Company as requested by the Company from time to time through January 2027, in exchange for which she will be entitled to certain consulting fees and other benefits as more fully described in the Consulting Agreement. The Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, also contains provisions that restrict Ms. Busch from competing against the Company or soliciting employees or customers of the Company through January 2028, together with other affirmative and negative covenants that are customary for agreements of this nature.

Item 9.01.  Exhibit

(d)	Exhibit 10.1	Consulting Agreement, dated December 5, 2025

	Exhibit 99.1	Press release dated December 8, 2025

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/: Vaishali S. Bhatia
Vaishali S. Bhatia
Senior Vice President, General Counsel and Chief Compliance Officer

Dated: December 8, 2025